Exhibit 10.3

DEMAND PROMISSORY NOTE

Principal Amount:	Maturity Date:
CAD $166,961.70	ON DEMAND

FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby acknowledges itself indebted to LEGACY VENTURES INTERNATIONAL INC. (the "Lender") and promises to pay ON DEMAND to or to the order of the Lender the principal sum of ONE HUNDRED SIXTY-SIX THOUSAND NINE HUNDRED SIXTY-ONE DOLLARS AND SEVENTY CENTS ($166,961.70) (the "Principal") without interest thereon.

THE BORROWER shall be entitled to prepay the Principal at any time in whole or in party without penalty.

THE LENDER may assign any or all of its right, title and interest in, to and under this promissory note.

DATED at Toronto, the 30 day of August, 2016.

R M FRESH BRANDS INC.
Per:

/s/ Rony Patel
Rony Patel